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                                  EXHIBIT 12(A)

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  SALTON, INC.

                                                           26 WEEKS
                                                            ENDED                     YEAR ENDED
                                                          12/31/2005   ----------------------------------------
(IN THOUSANDS, EXCEPT RATIOS)                            (UNAUDITED)     2005        2004       2003      2002
                                                         -----------   --------   ---------   -------   -------
Fixed Charges
   Interest and amortization of debt issuance costs on
      all indebtedness                                    $20,245      $ 51,703   $  39,783   $40,109   $43,357
   Add interest element implicit in rentals                 1,592         3,296       3,443     3,500     3,040
                                                          -------      --------   ---------   -------   -------
      Total fixed charges                                 $21,837      $ 54,999   $  43,226   $43,609   $46,397

(Loss) Income
   (Loss) Income from continuing operations
      before income taxes                                 $ 1,228      $(76,265)  $(131,194)  $10,071   $44,541
   Add fixed charges                                       21,837        54,999      43,226    43,609    46,397
                                                          -------      --------   ---------   -------   -------
   (Loss) Income from continuing operations
      before fixed charges and income taxes               $23,065      $(21,266)  $ (87,968)  $53,680   $90,938
                                                          =======      ========   =========   =======   =======
Ratio of earnings to fixed charges                           1.06         (0.39)      (2.04)     1.23      1.96
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